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                                                                     EXHIBIT 5.1

                  [WINSTEAD SECHREST & MINICK P.C. LETTERHEAD]

                                  June 25, 2001

Powell Industries, Inc.
8550 Mosley Drive
Houston, Texas  77075-1180

Gentlemen:

         You have requested our opinion as to the legality of the securities of Powell Industries, Inc., a Nevada corporation (the "Company") being registered on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in connection with the 1992 Powell Industries, Inc. Stock Option Plan and the Powell Industries, Inc. 2000 Non-Employee Director Stock Option Plan (collectively, the "Plans"). You have also requested our opinion as to whether such securities will, when sold, be legally issued, fully paid, and nonassessable. The securities to be registered on the Registration Statement and issued pursuant to the Plans will be up to 1,334,254 shares (the "Shares") of common stock of the Company ("Common Stock"), which may be treasury shares or authorized but unissued shares.

         We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Company's Articles of Incorporation, as amended,
(b) the Company's Bylaws, as currently in effect, (c) minutes of the meetings or unanimous consents in lieu of meetings of the Company's board of directors and shareholders, and (d) such other records and documents of the Company, certificates of corporate officers, and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon such examination and in reliance thereon, we are of the opinion that the 1,334,254 Shares will, upon issuance in accordance with the terms contemplated in the Company's Plans and in the Registration Statement, be validly issued, fully paid and nonassessable.

         Our opinions stated herein are limited in all respects to the substantive law of the State of Texas, the General Corporation Law of the State of Nevada, and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We are aware that we are referred to in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ WINSTEAD SECHREST & MINICK P.C.

                                       WINSTEAD SECHREST & MINICK P.C.